MEMBERS MUTUAL FUNDS
                                ULTRA SERIES FUND

               FORM OF CODE OF ETHICS FOR PRINCIPAL EXECUTIVE AND
                            SENIOR FINANCIAL OFFICERS

                      AMENDED AND RESTATED AUGUST 21, 2008

I. COVERED OFFICERS/PURPOSE OF THE CODE

This code of ethics (this "Code") for each of MEMBERS Mutual Funds and the Ultra Series Fund (each, a "Trust," and collectively, the "Trusts") has been adopted by the board of trustees ("Board") for each Trust and applies to each Trust's Principal Executive (i.e., each Trust's president) and Senior Financial (i.e., each Trust's treasurer) Officers (such persons are hereinafter referred to collectively as the "Covered Officers," and each such person is set forth in Exhibit A hereto) for the purpose of promoting:

        o Honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

        o Full, fair, accurate, timely and understandable disclosure in reports and documents that a registrant files with, or submits to, the SEC and in other public communications made by the Trusts;

        o Compliance with applicable laws and governmental rules and regulations;

        o The prompt internal reporting of violations of the Code to an appropriate person or persons identified in the Code; and

        o  Accountability for adherence to the Code.

The Board has adopted this Code for the purpose of furthering compliance with
Item 2 of Form N-CSR,(1) which implements Section 406 of the Sarbanes-Oxley Act of 2002 (the

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(1) Item 2 of Form N-CSR requires a registered management investment company to disclose annually whether, as of the end of the period covered by the report, that company has adopted a code of ethics that applies to the registrant's principal executive officer, principal financial officer, principal accounting officer, or controller, or persons performing similar functions. If the registrant has not adopted such a code of ethics, the registrant must explain why it has not done so. Under Item 2, the registrant also must: (1) file with the SEC a copy of such code as an exhibit to its annual report; (2) post the text of the code on it's internet website and disclose, in its annual report, its internet address, and the fact that it as posted the code on its website; or
(3) undertake in its most recently filed semi-annual report on Form N-CSR to provide to any person without charge, upon request, a copy of the code and explain the manner in which this request may be made. Disclosure also is required of amendments to, or waivers (including implicit waivers) from, a provision of the code in the registrant's annual report on Form N-CSR or on the registrant's website. If the registrant intends to satisfy the disclosure requirement by posting this information on its website, the registrant will be required to disclose its internet address and such intention. Investment companies must

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"2002 Act").(2) Section 406 of the 2002 Act requires disclosure by management investment companies that are registered with the Securities and Exchange Commission (the "SEC") under the Investment Company Act of 1940 (the "1940 Act"), concerning a code of ethics for senior financial officers of these investment companies.

ROLE OF THE DESIGNATED PERSONS. As set forth in greater detail below, the Covered Officers shall report to the Senior Vice President of Corporate Compliance for CUNA Mutual Group(3) , another designated senior legal or compliance officer of the Trusts or of a company ("Control Company") in a control relationship to the Trusts (as such term is defined under Section 2(a)(19) of the 1940 Act), a designated senior legal or compliance officer of a Control Company of the Trusts, or another appropriate designated person (each hereinafter referred to as a "Designated Person").(4)

As discussed in footnote 3, given the seniority of the Covered Officers, investigations, interpretations and waivers(5) regarding any existing, actual or potential violation of this Code shall be the responsibility of the Designated Person(s); except that interpretations or waivers sought by the President of the affected Trusts shall be considered by the Audit Committee or the Board of Trustees of such Trust.

NOT A 1940 ACT RULE 17j-1 CODE OF ETHICS. This Code is not adopted under, nor intended to serve as a basis for complying with the requirements of, Rule 17j-1 under the 1940 Act.

II.        COVERED OFFICERS SHOULD ACT HONESTLY AND CANDIDLY

This Code is applicable to all Covered Officers of the Trusts. Each Covered Officer should adhere to a high standard of business ethics and should be sensitive to situations that may give rise to actual as well as apparent conflicts of interest.

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make the disclosure discussed in this footnote irrespective of whether these officers are employed by the registrant or a third party.

(2) The SEC rules require disclosure only about whether the registrant has adopted a code of ethics in accordance with the 2002 Act, but, in view of the seniority of the officers covered by the Code, it has been deemed appropriate that the Trusts' respective Boards of Trustees also adopt this Code for the Trusts.

(3) CUNA Mutual Group is the unifying name for CUNA Mutual Insurance Society, Inc. and its affiliates.

(4) The SEC has indicated that any Designated Person "should have sufficient status within the company to engender respect for the [C]ode and the authority to adequately deal with the persons subject to the [C]ode regardless of their stature in the company." In addition a Designated Person also may be a Trustee of a Trust who is not deemed to be an "interested person" of the Trust, as that term is defined under Section 2(a)(19) of the 1940 Act (hereinafter, an "Independent Trustee"), the chairperson of the Audit Committee of the Board of Trustees ("Audit Committee") of a Trust, or even the counsel to the Independent Trustees, as appropriate.

(5) Item 2 of Form N-CSR defines "waiver" as "the approval by the registrant of a material departure from a provision of the code of ethics" and "implicit waiver," which also must be disclosed in the Form N-CSR, as "the registrant's failure to take action within a reasonable period of time regarding a material departure from a provision of the code of ethics that has been made known to an executive officer of the registrant."

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Each Covered Officer must:

        o Act with integrity, including being honest and candid while still maintaining the confidentiality of information where required by law of the Trust's policies;

        o Observe applicable laws and governmental rules and regulations, accounting standards and Trust policies;

        o  Adhere to a high standard of business ethics; and

        o Place the interests of the Trust and its shareholders before the Covered Officer's own personal interests.

All activities of Covered Officers should be guided by and adhere to these standards.

III. COVERED OFFICERS SHOULD HANDLE ETHICALLY ACTUAL AND APPARENT CONFLICTS OF INTEREST

OVERVIEW. The 1940 Act is designed, in part, to address inherent conflicts of interest that exist in the management of an investment company's assets by a third party (i.e., the investment company's investment adviser). Similarly, the Investment Advisers Act of 1940, as amended, (the "Advisers Act"), addresses conflicts of interest faced by an investment adviser in the management of client assets. The principles set forth in this section relating to conflicts of interest reflect the fact that investment companies and investment advisers thereof already are subject to prohibitions on certain activities, including self-dealing, and substantial limitations regarding conflicts of interest by the 1940 Act and the Advisers Act and the SEC rules promulgated thereunder. In light of the existing structural, statutory and regulatory environment for registered investment companies, a code of ethics broader than necessary to meet the new 2002 Act code of ethics requirement may be unnecessary. This Code, however, is intended to reflect the general principal recognizing the need to hold persons responsible for managing other people's money to the highest standards of integrity.

GUIDING PRINCIPLES. A "conflict of interest" occurs when a Covered Officer's private interest interferes with the interests of, or his or her service to, a Trust. A conflict of interest can arise when a Covered Officer has interests that may make it difficult to perform that Covered Person's work related to the Trust objectively. For example, a conflict of interest would arise if a Covered Officer, or a member of his or her family, receives improper personal benefits as a result of such Covered Officer's position in the Trust. Service to the Trust should not be subordinated to personal gain and advantage.

Certain conflicts of interest arise out of the relationships between Covered Officers and the Trust that already are subject to conflict of interest provisions in the 1940 Act and the Advisers Act. For example, Covered Officers may not individually engage in certain transactions (such as the purchase or sale of securities or other property) with the Trust because of their status as "affiliated persons" of the Trust, as that term is defined under

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Section 2(a)(3) of the 1940 Act. The Trust's and the investment adviser's compliance programs and procedures are designed to prevent, or identify and correct, violations of these provisions. This Code does not, and is not intended to, repeat or replace these programs and procedures, and such conflicts fall outside of the parameters of this Code.

Although typically not presenting an opportunity for improper personal benefit, conflicts may arise from, or as a result of, the contractual relationship between the Trust and the investment adviser of which the Covered Officers are also officers or employees. As a result, this Code recognizes that the Covered Officers will, in the normal course of their duties (whether formally for the Trust or for the adviser, or for both), be involved in establishing policies and implementing decisions which will have different effects on the adviser and the Trust. The participation of the Covered Officers in such activities is inherent in the contractual relationship between the Trust and the adviser and is consistent with the performance by the Covered Officers of their duties as officers of the Trust and, if addressed in conformity with the provisions of the 1940 Act and the Advisers Act will be deemed to have been handled ethically. In addition, it is recognized by the Board of Trust that the Covered Officers may also be officers or employees of one or more other investment companies covered by this or other Codes.

Other conflicts of interest are covered by the Code, even if such conflicts of interest are not subject to provisions in the Acts. In reading the following examples of conflicts of interest under the Code, Covered Officers should keep in mind that such a list cannot ever be exhaustive by covering every possible scenario. It follows that the overarching principle is that the personal interest of a Covered Officer should not be placed improperly before the interest of the Trust.

Each Covered Officer must:

        o Not use personal influence or personal relationships improperly to influence investment decisions or financial reporting by a Trust whereby the Covered Officer would benefit personally to the detriment of the Trust;

        o Not cause a Trust to take action, or fail to take action, for the individual personal benefit of the Covered Officer rather than the benefit the Trust;

        o Not use material non-public knowledge of portfolio transactions made or contemplated for a Trust to profit or cause others to profit in contemplation of the market effect of such transactions;

        o Report at least annually on the Trust's "Trustees and Officers Questionnaire" any and all material transactions, affiliations or relationships that could reasonably expected to give rise to, or be related to, a conflict of interest; and

        o  Handle any actual or apparent conflict of interest ethically.

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Certain conflict of interest situations should always, if material, be discussed with the Designated Persons. Examples of these include:

        o Service as a director or trustee on the board of any non-charitable or commercial company;

        o The receipt of any gifts of more than de minimis value (i.e., gifts in excess of $100) from any person or entity that does business with or on behalf of a Trust;

        o The receipt of any entertainment from any company with which a Trust has current or prospective business dealings unless such entertainment is business-related, reasonable in cost, appropriate as to time and place, and not so frequent as to raise any question of impropriety;

        o Any ownership interest in, or any consulting or employment relationship with, any of the Trust's service providers, other than its investment adviser, principal underwriter, administrator or any affiliated person thereof;

        o A direct or indirect financial interest in commissions, transaction charges or spreads paid by the Trust for effecting portfolio transactions or for selling or redeeming shares other than an interest arising from the Covered Officer's employment, such as compensation or equity ownership.

In addition, any activity or relationship that would present a conflict of interest for a Covered Officer also would likely present a conflict for the Covered Officer if a member of the Covered Officer's family engages in such an activity or has such a relationship.

IV. DISCLOSURE AND COMPLIANCE

        o Each Covered Officer should be familiar with the disclosure requirements generally applicable to the Trusts;

        o Each Covered Officer should not knowingly misrepresent, or cause others to misrepresent, facts about the Trusts to others, whether within or outside the Trusts, including to the Trusts' trustees and auditors, and to governmental regulators and self-regulatory organizations;

        o Each Covered Officer should, to the extent appropriate within his or her area of responsibility, consult with other officers and employees of the Trusts and the adviser with the goal of promoting full, fair, accurate, timely and understandable disclosure in the reports and documents the Trusts file with, or submit to, the SEC and in other public communications made by the Trusts; and

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        o  It is the responsibility of each Covered Officer to promote compliance with the standards and restrictions imposed by applicable laws, rules and regulations.

In addition, each Covered Officer is required to be familiar, and to comply, with the relevant Trust's Disclosure Controls and Procedures in connection with the 2002 Act so that the Trust's subject reports and documents filed with the SEC comply in all material respects with the applicable federal securities laws and SEC rules. Moreover, each Covered Officer having direct or supervisory authority regarding these SEC filings or the relevant Trust's other public communications, also should consult, to the extent appropriate within the Covered Person's area of responsibility, with Control Company officers and employees and take appropriate steps regarding such disclosures with the goal of rendering such disclosures full, fair, accurate, timely and understandable.

V. REPORTING AND ACCOUNTABILITY

Each Covered Officer must:

        o Upon adoption of the Code, sign and submit to the Funds' Chief Compliance Officer a written acknowledgement that he or she has received, read, and understands the Code;

        o Annually thereafter affirm to the Funds' Chief Compliance Officer in writing that he or she has complied with the requirements of the Code;

        o Not retaliate against any employee or Covered Officer for reports of potential violations that are made in good faith; and

        o Notify the Designated Person(s) promptly if he or she knows of any violation of this Code. Failure to do so is itself a violation of this Code.

Except as otherwise described below, the Designated Person(s) will be responsible for applying this Code to specific situations in which questions are presented under it and shall have the authority to interpret this Code in any particular situation. The Designated Person(s) shall take all actions that such Designated Person(s) may deem necessary and appropriate to investigate any reported existing, actual or potential violations. Such actions will include reporting any existing or actual violations of this Code to the Funds' Chief Compliance Officer, as well as reporting, when such Designated Person deems necessary or appropriate, potential violations of this Code to the Funds' Chief Compliance Officer. In addition, any conflicts of interest that pertain to a Trust's president shall be submitted for consideration to the Chief Compliance Officer for CUNA Mutual Group (the "CCO"). The CCO shall be responsible for making a recommendation as to any approvals or waivers sought by the president of a Trust and shall refer such recommendation to the Funds' Chief Compliance Officer, which shall then follow such recommendation.

The Funds' Chief Compliance Officer shall report, or cause to be reported, to each Trust's Board, on an annual basis, any issues arising under this Code.

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The Trusts will follow these procedures in investigating and enforcing this
Code:

        o Designated Person(s) will take all appropriate action to investigate any potential violations reported thereto;

        o If, after such investigation, a Designated Person determines that no violation has occurred, he or she is not required to take any further action;

        o Any matter that a Designated Person determines is a violation will be reported to the Funds' Chief Compliance Officer;

        o If the Funds' Chief Compliance Officer concurs that a violation has occurred, he or she will consider appropriate action, which may include review of, and appropriate modifications to, applicable policies and procedures, as well as notification to appropriate personnel of the investment adviser or its board, or of the affected Trust's Control Company. In addition, the Funds' Chief Compliance Officer shall determine whether to refer the matter to the affected Trust's Board for a determination of whether to dismiss the Covered Officer is appropriate, if, in its judgment, such corrective action may be warranted;

        o The Designated Person(s) will be responsible for granting waivers, as appropriate, and will make a report concerning such waivers to the Funds' Chief Compliance Officer; and

        o Any changes to or waivers of this Code will, to the extent required, be disclosed as provided by SEC rules.

VI. OTHER POLICIES AND PROCEDURES

This Code shall be the sole code of ethics adopted by the Trusts for purposes of
Section 406 of the 2002 Act and the rules and forms applicable to registered investment companies thereunder. Insofar as other policies or procedures of the Trusts, the Trusts' adviser, principal underwriter, or other service providers govern or purport to govern the behavior or activities of the Covered Officers who are subject to this Code, they are super-ceded by this Code to the extent that they overlap or conflict with the provisions of this Code. The Trusts' and their investment adviser's and principal underwriter's codes of ethics under Rule 17j-1 under the 1940 Act and the Advisers Act are separate requirements applying to the Covered Officers and others, and are not part of this Code.

VII. AMENDMENTS

Except as to Exhibit A, this Code may not be amended except in written form, which is specifically approved or ratified by a majority vote of each Trust's respective Board, including a majority of its independent Trustees.

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VIII. CONFIDENTIALITY

All reports and records prepared or maintained pursuant to this Code will be considered confidential and shall be maintained and protected accordingly. Except as otherwise required by law or this Code, such matters shall not be disclosed to anyone other than the appropriate Board and their counsel, the appropriate Trust and its adviser, the Funds' Chief Compliance Officer, Designated Person(s), appropriate personnel within the Office of the General Counsel and other appropriate compliance personnel.

IX. INTERNAL USE

The Code is intended solely for the internal use by the Trusts and does not constitute an admission, by or on behalf of any Trust, as to any fact, circumstance, or legal conclusion.

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                                    EXHIBIT A

               COVERED PRINCIPAL EXECUTIVE AND FINANCIAL OFFICERS

MEMBERS MUTUAL FUNDS

David P. Marks, President

Holly S. Baggot, Treasurer

ULTRA SERIES FUND

David P. Marks, President

Holly S. Baggot, Treasurer

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                              MEMBERS MUTUAL FUNDS
                                ULTRA SERIES FUND

                   CODE OF ETHICS FOR PRINCIPAL EXECUTIVE AND
                            SENIOR FINANCIAL OFFICERS

                        INITIAL CERTIFICATION OF RECEIPT

    (This certification must be returned to the Chief Compliance Officer within 10 days of receipt of a copy of the Code)

    I hereby acknowledge that I have received, read and understood the MEMBERS Mutual Funds and Ultra Series Fund Code of Ethics for Principal Executive and Senior Financial Officers ("Code"). I understand and agree that as a Covered Officer, I am subject to and will abide by the Code's provisions and all amendments to the Code. I further undertake to obey the rules of any regulatory body with which the MEMBERS Mutual Funds or Ultra Series Fund may be required to comply and any addition, amendment or replacement that is set out in any written notice that is subsequently given to me. I understand that failure to follow such policies and procedures can result in disciplinary action by the Board of Trustees of the MEMBERS Mutual Funds and/or Ultra Series Fund, as well as possible civil and criminal penalties.

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Signature                               Date

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